Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
FOUNDED 1866

October 13, 2006

DB Commodity Services LLC, as Managing Owner of

PowerShares DB US Dollar Index Trust and

DB US Dollar Index Master Trust

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, to be filed with the SEC on or about October 13, 2006 (the “Registration Statement”), of PowerShares DB US Dollar Index Trust (the “Trust”) and DB US Dollar Index Master Trust (the “Master Trust”), each a Delaware statutory trust organized in separate series on August 3, 2006 and with respect to each of the two separate series of the Trust (the “Funds”) and each of the two separate series of the Master Trust (the “Master Funds”).

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that each of the Funds will not be classified as an association taxable as a corporation for federal income tax purposes and that each Master Fund will be classified as a partnership for federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face”, paragraphs (22), (23) and (24), “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in each Fund and each Master Fund.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

OCTOBER 13, 2006 PAGE 2	NEW YORK

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of each Fund and Master Fund and United States individual taxpayers investing in the Funds, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP